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                                                                EXHIBIT 4.2 (c)


                               SUBSIDIARY GUARANTY


     GUARANTY, dated as of December 20, 2000 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each, a "Guarantor" and, together with any other entity that becomes a party hereto pursuant to Section 24 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :
                              - - - - - - - - - -


     WHEREAS, Ameristar Casinos, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), Wells Fargo Bank, N.A., as Co-Arranger and Syndication Agent (the "Syndication Agent"), Bear Stearns Corporate Lending Inc., as Documentation Agent (the "Documentation Agent"), Deutsche Bank Securities Inc., as Lead Arranger and sole Book Manager (the "Lead Arranger") and Bankers Trust Company, as Administrative Agent (together with any successor Administrative Agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of December 20, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower as contemplated therein (such Lenders, the Issuing Lenders, the Syndication Agent, the Documentation Agent, the Lead Arranger and the Administrative Agent are hereinafter called the "Lender Creditors");

     WHEREAS, the Borrower may from time to time be party to one or more (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreement or arrangements, and/or (ii) other types of hedging agreements (each such agreement or arrangement with an Interest Rate Creditor (as hereinafter defined), an "Interest Rate Protection or Other Hedging Agreement") with any Lender or any Affiliate of any Lender (each such Lender or Affiliate, even if the respective Lender ceases to be a Lender under the Credit Agreement for any reason, and their successors and subsequent assigns, if any, collectively the "Interest Rate Creditors", and together with the Lender Creditors, are hereinafter called the "Secured Creditors");

     WHEREAS, each Guarantor is a Subsidiary of the Borrower;

     WHEREAS, it is a condition to the making of Loans and issuing of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

     WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower under the Credit Agreement and the entering into of Interest Rate Protection or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to make Loans and issue Letters of Credit to the Borrower and the Interest Rate Creditors to enter into Interest Rate Protection or Other Hedging Agreements with the Borrower;



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     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and, subject to Gaming Regulations, hereby covenants and agrees with each Secured Creditor as follows:

     1. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Lender Creditors under the Credit Agreement (including, without limitation, indemnities, Fees and interest thereon) and the other Credit Documents to which the Borrower is a party, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); and (ii) to each Interest Rate Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to one or more Interest Rate Creditors under any Interest Rate Protection or Other Hedging Agreements, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the "Other Obligations," and together with the Credit Document Obligations are herein collectively called the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that this Guaranty is a guarantee of payment and not of collection, and that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

     2. Additionally, but subject to the proviso to the provisions of Section 26 hereof, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section
10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

     3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as


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to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of any other guarantor or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof.

     4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of any of the Borrower's obligations or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor of any of the Borrower's obligations or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower is joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

     5. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor or the Borrower).

     6. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part, subject to applicable Gaming Regulations:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;



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          (c) exercise or refrain from exercising any rights against the
     Borrower or others or otherwise act or refrain from acting;

          (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

          (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;

          (f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

          (g) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

          (h) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

     7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

     8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject to Gaming Regulations, the rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Secured Creditors; and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full.

     10. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election but subject to Gaming Regulations, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security. To the extent permitted by Nevada Revised Statutes ("NRS") 40.495, Guarantor waives any and all defenses and benefits now or hereafter arising or asserted based on the one-action rule under NRS 40. 430.

     (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

     11. By their acceptance hereof, the Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. By their acceptance hereof, the Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, stockholder, partner or member of any Guarantor (except to the extent such stockholder, partner or member is also a Guarantor hereunder).

     12. In order to induce the Lenders to make Loans and issue Letters of Credit pursuant to the Credit Agreement, and in order to induce the Interest Rate Creditors to execute, deliver and perform the Interest Rate Protection or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

          (a) Such Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).


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          (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation (other than Gaming Regulations), or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

          (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) as have been obtained or made, (y) if this representation is being made at any time prior to the tenth day following the Initial Borrowing Date, filings or recordations of financing statements or Mortgages pursuant to the terms of the Security Documents and (z) as required by the Gaming Regulations), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

          (e) There are no actions, suits or proceedings (private or governmental) pending or threatened (i) with respect to any Credit Documents to which such Guarantor is a party or (ii) with respect to such Guarantor that could reasonably be expected to have a Material Adverse Effect.

     13. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitment, and all Interest Rate Protection or Other Hedging Agreements and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

     14. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by any of the Secured Creditors).

     15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and either (x) the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, each Lender) and
(y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

     16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

     17. In addition to any rights now or hereafter granted under applicable law or otherwise (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon any amount becoming due and payable by the Borrower under the Credit Agreement (whether at stated maturity, by acceleration or otherwise) or any payment default under any Interest Rate Protection or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. By its acceptance hereof, each Secured Creditor acknowledges and agrees that the provisions set forth in this Section 17 are subject to the sharing provisions set forth in
Section 13.06 of the Credit Agreement.

     18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

     19. If a claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

     20. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the personal jurisdiction of the aforesaid courts in any such legal action or proceeding. Each Guarantor hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

     (B) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (A) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (C) EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of (except to the Borrower or a Subsidiary) or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders or all of the Lenders if required by Section
13.12 of the Credit Agreement) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

     22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     23. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

     24. It is understood and agreed that any Subsidiary of Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

     25. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Section 25 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 25: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of the Subordinated Obligations (as defined below)) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 25, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

     26. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (it being understood that it is the intention of the parties to this Guaranty and the parties to any guaranty of the Subordinated Bridge Loans and the Permanent Senior Subordinated Notes (collectively, the "Subordinated Obligations") that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Subordinated Obligations shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the Subordinated Obligations that its guarantee of amounts owing in respect of the Subordinated Obligations shall first be reduced) and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. Notwithstanding the provisions of the two preceding sentences, as between the Secured Creditors and the holders of the Subordinated Obligations, it is agreed (and the provisions of the Senior Subordinated Financing Agreement so provide and the provisions of the Permanent Senior Subordinated Note Documents shall so provide) that any diminution (whether pursuant to court decree or otherwise) of any Guarantor's obligation to make any distribution or payment pursuant to this Guaranty shall have no force or effect for purposes of the subordination provisions contained in such agreements, and that any payments received in respect of a Guarantor's obligations with respect to the Subordinated Obligations shall be turned over to the holders of the Senior Debt (or obligations which would have constituted Senior Debt if same had not been reduced or disallowed) of such Guarantor (which Senior Debt shall be calculated as if there were no diminution thereto pursuant to this Section 26 or for any other reason other than the irrevocable payment in full in cash of the respective obligations which would otherwise have constituted Senior Debt) until all such Senior Debt (or obligations which would have constituted Senior Debt if same had not been reduced or disallowed) has been irrevocably paid in full.

     27. This Guaranty is subject to the Gaming Regulations and laws involving the sale and distribution of liquor (the "Liquor Laws"). Without limiting the foregoing, the Secured Creditors acknowledge that (i) they are subject to being called forward by the Gaming Authorities or such other governmental authorities enforcing the Liquor Laws, in their discretion, for licensing or a finding of suitability or to file or provide other information and (ii) all rights, remedies and powers in or under this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Regulations and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Authorities. The Secured Creditors agree to cooperate with all Gaming Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Authorities.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.



Address:

c/o Ameristar Casinos, Inc.            AMERISTAR CASINO VICKSBURG, INC.,
3773 Howard Hughes Parkway             AMERISTAR CASINO COUNCIL BLUFFS, INC.,
Suite 490S                             CACTUS PETE'S, INC.,
Las Vegas, Nevada 89109                A.C. FOOD SERVICES, INC.,
Attention: Vice President              AMERISTAR CASINO ST. LOUIS, INC.,
Tel: 702-567-7000                      AMERISTAR CASINO KANSAS CITY, INC.,
Fax: 702-369-8860                      AMERISTAR CASINO ST. CHARLES, INC.,
                                         each as a Guarantor
with copies to:

Ameristar Casinos, Inc.                By:  /s/ Thomas M. Steinbauer
16633 Ventura Blvd.                        -----------------------------------
Suite 1050                                 Title:  Vice President, Treasurer &
Encino, California 91436                           Secretary
Attention: Senior Vice President
  of Legal Affairs
Tel: 818-817-6480
Fax: 818-995-7099

and

Gibson, Dunn & Crutcher LLP
333 S. Grand Avenue
Los Angeles, CA 90071
Attention: Jeff Hudson, Esq.
Tel: 213-229-7332
Fax: 213-229-6332


Accepted and Agreed to:

BANKERS TRUST COMPANY,
   as Administrative Agent
   and as Collateral Agent

By /s/ Laura Burwick
   ---------------------------
      Title: Principal